UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

----------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2005

ACORN HOLDING CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FILE NUMBER 0-11454
(Commission File Number)

DELAWARE	59-2332857
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification)

2618 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)

(318) 382-4574
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 3, 2005, Acorn Holding Corp. (the “Company”) completed the final closing condition of a Stock Purchase and Share Exchange Agreement, dated May_27, 2005 (the “Agreement”). Pursuant to the Agreement, the Company acquired 100% of the outstanding capital stock of Valentec Systems, Inc. (“Valentec”) in exchange for the issuance of 5,423,130 shares of common stock of the Company. The 5,423,130 shares were issued to the two prior shareholders of Valentec on June 6, 2005, in anticipation of the closing. More details on the June 6, 2005 share issuance are available in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2005. Since the share issuance, the Company has owned 100% of the issued and outstanding stock of Valentec, and the two prior shareholders of Valentec have held approximately 77.6% of the outstanding common stock of the Company. The consideration exchanged in connection with this transaction was determined through negotiation by the parties. Following compliance with Section 14(f) of the Securities Exchange Act of 1934, on August 3, 2005, the Company held a board of directors meeting to replace the prior Board member with nominees of Messrs. Robert Zummo and Avraham (Miko) Gilat, the former equal owners of Valentec, to satisfy the final remaining closing condition of the Agreement and complete the acquisition.

Valentec is a company incorporated in Delaware, and it designs, develops, manufactures, and sells ammunition and light weapons for military use. Going forward, the Company intends to concentrate on the business conducted by Valentec.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2005, Mr. Epstein appointed Robert Zummo and Miko Gilat to act as directors of the Company to fill the vacancies on the board created by the prior resignations of five of the six members of the Acorn Board on June 6, 2005. Mr. Epstein subsequently resigned from the board.

Robert Zummo is the President and Chief Executive Officer of the Company and of Valentec which is now a wholly owned subsidiary of the Company. Mr. Zummo is the owner of Global Systems, Inc., which was a party to the Agreement . The Agreement provided for the exchange of all of the shares in Valentec for 5,423,130 shares in the Company. The 50 shares in Valentec owned by Global Systems, Inc. were exchanged for 2,711,565 shares in the Company on June 6, 2005.

Miko Gilat is the Chairman of Soltam Systems. Mr. Gilat also is the President of Armament Systems International, Inc., which was a party to the Agreement. The Agreement provided for the exchange of all of the shares in Valentec for 5,423,130 shares in the Company. The 50 shares in Valentec owned by Armament Systems International, Inc. were exchanged for 2,711,565 shares in the Company on June 6, 2005.

Item 9.01 Financial Statements and Exhibits.

(a) - (b) Financial Statements and Pro Forma Financial Information. The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 75 days from the date the acquisition was completed.

(c) Exhibits. The following exhibits are included as part of this report:

Exhibit	Description
Number
10.1	Share Purchase and Exchange Agreement dated May 27, 2005 (incorporated by reference as Exhibit 10.1 to our Report on Form 8-K filed on May 27, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2005
ACORN HOLDING CORP.

	By:	/s/ Robert Zummo
Robert Zummo
Chief Executive Officer and Principal Accounting Officer